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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                              BANCWEST CAPITAL I
            (Exact name of registrant as specified in its charter)


               Delaware                                     99-0351988
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                       Identification No.)



   999 Bishop Street, Honolulu, Hawaii                         96813
 (Address of principal executive offices)                    (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-48552 Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which each
     to be so registered:                    class is to be registered:

   9.50% Quarterly Income                     New York Stock Exchange
    Preferred Securities

Securities to be registered pursuant to Section 12(g) of the Act:    None

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Item 1.  Description of Registrant's Securities to be Registered.

         This registration statement relates to 9.50% Quarterly Income Preferred Securities ("QUIPS" or "Capital Securities") in denominations of $25 per security, aggregate liquidation amount of $150,000,000, of BancWest Capital I (the "Registrant"), a statutory business trust created under the laws of Delaware. Each Capital Security represents an undivided beneficial ownership interests in the assets of BancWest Capital I and are guaranteed by BancWest Corporation, a Delaware corporation, as Guarantor, to the extent set forth in the Guarantee Agreement executed by BancWest Corporation and Bank One Trust Company, N.A, as Guarantee Trustee, a form of which is incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form S-3 (the "Registration Statement") of BancWest Corporation, BancWest Capital I and BancWest Capital II, filed with the Securities and Exchange Commission (the "Commission") on October 25, 2000. The particular terms of the Capital Securities and the Guarantee are described in the prospectus dated November 6, 2000, which forms a part of the Registration Statement, as supplemented by the prospectus supplement dated December 4, 2000 (the "Prospectus"). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in
Item 2 below. Such Prospectus as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.  Exhibits

         1. Prospectus pertaining to the offer and sale of the Capital Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

         2. Form of Indenture relating to the Junior Subordinated Debentures (incorporated by reference to Exhibit 4(a) to the Registration Statement; File No. 333-48552).

         3. Form of Guarantee Agreement (incorporated by reference to Exhibit 4(b) to the Registration Statement).

         4. Form of Junior Subordinated Debenture (incorporated by reference to
            Exhibit 4(c) to the Registration Statement).

         5. Certificate of Trust of BancWest Capital I (incorporated by reference to Exhibit 4(d) to the Registration Statement).

         6. Declaration of Trust of BancWest Capital I (incorporated by reference to Exhibit 4(f) to the Registration Statement).

         7. Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4(h) to the Registration Statement).

         8. Form of Capital Security (incorporated by reference to Exhibit 4(i) to the Registration Statement).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant and BancWest Corporation have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                        BANCWEST CAPITAL I

                                        By: /s/ William B. Johnstone, III
                                            -------------------------------
                                            Name: WILLIAM B. JOHNSTONE,III
                                            Title:   Administrative Trustee





                                        BANCWEST CORPORATION



                                        By: /s/ Walter A. Dods
                                           ------------------------------
                                            Name: WALTER A. DODS
                                            Title: Chairman and Chief Executive
                                                   Officer

Dated:  December 8, 2000